CONSENT OF INDEPENDENT ACCOUNTANTS
To the Board of Directors
Indoor Harvest Corp.

We consent to the reference to our firm under the caption "Experts" on the Registration Statement on Form S-1 and related Prospectus of Indoor Harvest Corp. for the registration of shares of its common stock and to the inclusion of our report dated March 5, 2014 with respect to the financial statements of Indoor Harvest Corp. as of December 31, 2013 and 2012, and for the years then ended.

LL Bradford & Co., LLC /S/ LL Bradford & Co., LLC Sugar Land, Texas July 11, 2014